As filed with the Securities and Exchange Commission on August 22, 2013.

Registration No. 333-186476

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

____________________________

INDEPENDENCE BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

South Carolina (State or jurisdiction of incorporation or organization)	6021 (Primary Standard Industrial Classification Code Number)	20-1734180 (I.R.S. Employer Identification No.)

500 East Washington Street

Greenville, South Carolina 29601

(864) 672-1776

(Address, including zip code, and telephone number, including area code, of principal executive offices)

____________________________

Gordon A. Baird

Chief Executive Officer

Independence Bancshares, Inc.

500 East Washington Street

Greenville, South Carolina 29601

(864) 672-1776

(Name, address, including zip code, and telephone number, including area code, of agent for service)

____________________________

Copies of all communications, including copies of all communications sent to agent for service, should be sent to:

Neil E. Grayson

Benjamin A. Barnhill

Michael F. Johnson

Nelson Mullins Riley & Scarborough LLP

104 South Main Street, Suite 900

Greenville, South Carolina 29601

(864) 250-2235

Approximate date of commencement of proposed sale to the public:  Not applicable

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer  ☐

Accelerated filer                ☐

Non-accelerated filer     ☐   (Do not check if a smaller reporting company)

Smaller reporting company ☒

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 to Registration Statement File No. 333-186476 (the “Registration Statement”) is being filed by the registrant, Independence Bancshares, Inc. (the “Registrant”), to disclose the number of shares of the Registrant’s common stock, $0.01 par value per share (the “Common Stock”), being deregistered and to deregister said shares of Common Stock.

DEREGISTRATION OF UNSOLD SECURITIES

The Registrant, the holding company for Independence National Bank (the “Bank”), filed the Registration Statement registering up to 2,351,250 shares of the Common Stock in connection with a follow-on offering to certain of our shareholders.  The Securities and Exchange Commission declared the Registration Statement effective on June 28, 2013.

The Registrant terminated the follow-on offering of the Common Stock on August 1, 2013.  In connection with the follow-on offering, the Registrant issued 769,000 shares of the Common Stock.  Pursuant to the undertaking in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities registered that remain unsold at the termination of the follow-on offering, the Registrant is filing this Post-Effective Amendment No. 2 to the Registration Statement to deregister 1,582,250 shares of the Common Stock, which are all of the shares remaining unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Greenville, State of South Carolina, on August 22, 2013.

INDEPENDENCE BANCSHARES, INC.

(Registrant)

By:

       /s/ Gordon A. Baird

       Gordon A. Baird

       Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities indicated below on the 22nd day of August, 2013.

Signature

Title

/s/ Gordon A. Baird

Chief Executive Officer and Director

Gordon A. Baird

(Principal Executive Officer)

/s/ Martha L. Long

Chief Financial Officer of the Bank

Martha L. Long

(Principal Financial and Accounting Officer)

/s/ Robert B. Willumstad*

Director

Robert B. Willumstad

Chairman of the Board

/s/ Alvin G. Hageman*

Director

Alvin G. Hageman

/s/ H. Neel Hipp, Jr.*

Director

H. Neel Hipp, Jr.

/s/ A. Alexander McLean, III*

Director

A. Alexander McLean, III

/s/ Keith Stock*

Director

Keith Stock

*By:  Gordon A. Baird

          Power of Attorney

*Pursuant to powers of attorney previously filed with this Registration Statement